Exhibit 99.1
WM Technology, Inc. Reports Financial Results
for First Quarter 2024 and Full Year 2023
Q1 2024 Net income was $2.0 million, an increase of $5.9 million year-over-year
Q1 2024 Adjusted EBITDA was $9.6 million, an increase of $2.5 million year-over-year
Q1 2024 Cash was $35.7 million, an increase of $9.8 million year-over-year
10-K and 10-Q Filings Bring WM Technology Current on SEC Filings

IRVINE, Calif.--(BUSINESS WIRE)--May 24, 2024 --WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the first quarter ended March 31, 2024 and the full year ending December 31, 2023.
With the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) the Company will be current in its periodic reporting requirements for purposes of compliance with applicable Nasdaq Stock Market rules.
As previously disclosed, the delay to the filing of the Company’s Form 10-K was due to recent personnel changes in the Company’s executive finance leadership and corresponding delay in the preparation of the Company’s financial statements to be included in the Form 10-K. In connection with the preparation of the Company's Form 10-K, the Company discovered that it had an inadequate policy associated with its revenue recognition related to the cash collection of a certain subset of its customers that had been placed on cash basis in 2023. The Company determined that it improperly recognized revenue related to satisfied performance obligations and should have instead recognized a credit loss recovery related to these cash receipts. As a result, the Company has included restated financial information in its statements of operations as of and for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 in the Company’s Form 10-K below. There was no impact to operating income (loss), net income (loss), net income (loss) per share, net cash provided by operating activities, or Adjusted EBITDA for any periods presented.
“I am proud of the progress and results our team was able to deliver to start the year, and more importantly, we are pleased that the net effects of our revenue recognition review were relatively minimal,” stated Doug Francis, Executive Chair of WM Technology. “We believe our continued focus on developing strong client relationships and commitment to operational efficiency have positioned the Company to continue to profitably build its base of quality clients in this dynamic industry over time.”
“With the filing of our 10-K and 10-Q, we will be current with our SEC and Nasdaq listing requirements and look forward to resuming our quarterly reporting cadence,” said Susan Echard, Interim CFO of WM Technology. “Building upon our progress in 2023, we are excited to see the effects of our streamlining efforts with year-over-year improvements to our Adjusted EBITDA and cash balance during the first quarter.”

First Quarter 2024 Financial Highlights
•Revenue for the first quarter ended March 31, 2024 was $44.4 million as compared to $46.4 million in the first quarter of 2023 due to our clients continuing to face constrained marketing budgets and the ongoing consolidation of our industry.
◦Average monthly paying clients(1) of 4,937 was down from 5,641 in the prior year period, largely due to the removal of non-paying clients and from the loss of certain clients following the discontinuation of certain SaaS products in the fourth quarter of 2023.
◦Average monthly revenue per paying client(2) increased to $2,997 from $2,743 in the prior year period, driven by the removal of non-paying clients with lower spend and the loss of certain clients with lower average monthly spend following the discontinuation of certain SaaS products.
•Net income increased to $2.0 million as compared to a net loss of $4.0 million in the prior year period.
•Adjusted EBITDA (3) increased to $9.6 million from $7.1 million in the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 150.5 million as of March 31, 2024.
•Cash increased to $35.7 million as of March 31, 2024, as compared to $25.9 million from March 31, 2023.

Full Year 2023 Financial Highlights
•Revenue was $188.0 million for the year ended December 31, 2023, as compared to $215.5 million in the prior year.
◦Average monthly paying clients(1) was 5,419, as compared to 5,457 in the prior year.
◦Average monthly revenue per paying client(2) was $2,891, as compared to $3,291 in the prior year.
•Net loss was $15.7 million as compared to net loss of $82.7 million in the prior year.
•Adjusted EBITDA(3) was $36.9 million as compared to $(9.6) million in the prior year.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
For further details, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 which will be filed on May 24, 2024 with the Securities and Exchange Commission (“SEC”). The full 10-K report will be available on the SEC Filings section of the Investor Relations section of the Company’s website at https://ir.weedmaps.com/.
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1.Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
2.Average monthly net revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period. Average monthly revenue per paying client has been retrospectively adjusted to reflect the restatement of previously reported revenue. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-K and Form 10-Q for the period ended December 31, 2023 and March 31, 2024, respectively, filed with the SEC.

3.For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA”

Restatement of Previously Reported 2023 Quarterly Revenue and Credit Losses

	Three Months Ended March 31, 2023
	Previously Reported	Adjustment	As Restated
Net revenues	$48,007	$(1,591)	$46,416
General and administrative expenses	$22,500	$(1,591)	$20,909
Total costs and expenses	$52,155	$(1,591)	$50,564

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Previously Reported	Adjustment	As Restated	Previously Reported	Adjustment	As Restated
Net revenues	$50,852	$(2,429)	$48,423	$98,859	$(4,020)	$94,839
General and administrative expenses	$19,208	$(2,429)	$16,779	$41,708	$(4,020)	$37,688
Total costs and expenses	$47,069	$(2,429)	$44,640	$99,224	$(4,020)	$95,204

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Previously Reported	Adjustment	As Restated	Previously Reported	Adjustment	As Restated
Net revenues	$47,725	$(1,038)	$46,687	$146,584	$(5,058)	$141,526
General and administrative expenses	$19,189	$(1,038)	$18,151	$60,897	$(5,058)	$55,839
Total costs and expenses	$53,273	$(1,038)	$52,235	$152,497	$(5,058)	$147,439

Business Outlook
Based on information available as of May 24, 2024, WM Technology is issuing guidance for the second quarter of 2024 as follows:
a.Revenue is estimated to be consistent with the first quarter of 2024.
b.Non-GAAP Adjusted EBITDA(3) is estimated to be approximately $7 million.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income (loss) without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 15 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
The Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts.
Headquartered in Irvine, California, WM Technology supports remote and hybrid work for eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the completion of the audit and associated adjustments on our preliminary financial results for 2024 presented above, the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the impact of the material weaknesses in our internal controls and our ability to remediate these material weaknesses in the timing we anticipate, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, uncertain credit and global financial markets, recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures and geopolitical events, including the military conflicts between Russia and Ukraine and Israel and Hamas and occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on May 24, 2024 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, transaction related bonus, legal settlements and other legal costs, reduction in force, asset impairment charges, change in TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA and Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash	$35,717	$34,350
Accounts receivable, net	7,893	11,158
Prepaid expenses and other current assets	6,651	5,978
Total current assets	50,261	51,486
Property and equipment, net	25,766	24,255
Goodwill	68,368	68,368
Intangible assets, net	2,369	2,507
Right-of-use assets	14,441	15,629
Other assets	4,644	4,776
Total assets	$165,849	$167,021
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$16,553	$21,182
Deferred revenue	5,786	5,918
Operating lease liabilities, current	5,900	6,493
Tax receivable agreement liability, current	1,756	122
Other current liabilities	—	—
Total current liabilities	29,995	33,715
Operating lease liabilities, non-current	25,414	26,550
Tax receivable agreement liability, non-current	543	1,634
Warrant liability	1,435	585
Other long-term liabilities	1,634	1,386
Total liabilities	59,021	63,870
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 95,051,735 shares issued and outstanding at March 31, 2024 and 94,383,053 shares issued and outstanding at December 31, 2023	9	9
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 55,486,361 shares issued and outstanding at March 31, 2024 and December 31, 2023	5	5
Additional paid-in capital	84,056	80,884
Accumulated deficit	(63,278)	(64,518)
Total WM Technology, Inc. stockholders’ equity	20,792	16,380
Noncontrolling interests	86,036	86,771
Total stockholders’ equity	106,828	103,151
Total liabilities and stockholders’ equity	$165,849	$167,021

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended March 31,
	2024	2023 As Restated[1]
Net revenues	$44,389	$46,416

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,302	3,494
Sales and marketing	9,634	12,060
Product development	9,229	10,934
General and administrative	16,526	20,909
Depreciation and amortization	2,937	3,167
Total costs and expenses	40,628	50,564
Operating income (loss)	3,761	(4,148)
Other income (expenses), net
Change in fair value of warrant liability	(850)	725
Change in tax receivable agreement liability	(543)	(100)
Other income (expense)	(400)	(446)
Income (loss) before income taxes	1,968	(3,969)
Provision for income taxes	9	—
Net income (loss)	1,959	(3,969)
Net income (loss) attributable to noncontrolling interests	719	(1,494)
Net income (loss) attributable to WM Technology, Inc.	$1,240	$(2,475)

Class A Common Stock:
Basic income (loss) per share	$0.01	$(0.03)
Diluted income (loss) per share	$0.01	$(0.03)

Class A Common Stock:
Weighted average basic shares outstanding	94,704,164	92,323,757
Weighted average diluted shares outstanding	96,023,352	92,323,757
1. For the three months ended March 31, 2023, net revenues and general and administrative expenses have been retrospectively adjusted to reflect the restatement of previously reported revenue and provision for credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended March 31, 2024 filed with the SEC.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023 As Restated[1]
Cash flows from operating activities
Net income (loss)	$1,959	$(3,969)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,937	3,167
Change in fair value of warrant liability	850	(725)
Change in tax receivable agreement liability	543	100
Amortization of right-of-use lease assets	1,188	1,202
Stock-based compensation	2,819	4,383
Provision (benefit) for credit losses	(658)	360
Changes in operating assets and liabilities:
Accounts receivable	3,923	1,677
Prepaid expenses and other current assets	(673)	2,447
Other assets	36	25
Accounts payable and accrued expenses	(3,661)	(5,130)
Deferred revenue	(132)	109
Operating lease liabilities	(1,729)	(1,489)
Net cash provided by operating activities	7,402	2,157

Cash flows from investing activities
Capitalized software and expenditures	(4,540)	(3,226)
Cash paid for acquisitions, net of cash acquired	—	—
Net cash used in investing activities	(4,540)	(3,226)

Cash flows from financing activities
Repayments of insurance premium financing	—	(1,450)
Distributions	(1,589)	(250)
Proceeds from repayment of related party note	96	88
Taxes paid related to net share settlement of equity awards	(2)	—
Net cash used in financing activities	(1,495)	(1,612)

Net increase (decrease) in cash	1,367	(2,681)
Cash – beginning of period	34,350	28,583
Cash – end of period	$35,717	$25,902
1. For the three months ended March 31, 2023, provision (benefit) for credit losses and change in accounts receivable have been retrospectively adjusted to reflect the restatement of previously reported revenue and credit losses. See Note 2, “Summary of Significant Accounting Policies,” of Form 10-Q for the period ended March 31, 2024 for further information.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$1,959	$(3,969)
Provision for income taxes	9	—
Depreciation and amortization expenses	2,937	3,167
Interest income	(11)	—
EBITDA	4,894	(802)
Stock-based compensation	2,819	4,383
Change in fair value of warrant liability	850	(725)
Transaction related bonuses	—	2,842
Legal settlements and other legal costs	493	867
Reduction in force	—	465
Change in tax receivable agreement liability	543	100
Adjusted EBITDA	$9,599	$7,130

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Years Ended December 31,
	2023	2022
Net income (loss)	$(15,727)	$(82,651)
Provision for (benefit from) income taxes	93	179,077
Depreciation and amortization expenses	12,133	11,498
Interest income	(33)	—
EBITDA	(3,534)	107,924
Stock-based compensation	13,515	23,493
Change in fair value of warrant liability	(1,505)	(25,370)
Asset impairment charges	24,403	4,317
Transaction related bonus expense	3,089	10,119
Transaction costs	—	251
Legal settlements and other legal costs	3,194	3,909
Discharge of holdback obligation related to prior acquisition	(3,705)	—
Change in tax receivable agreement liability	1,256	(142,352)
Reduction in force (recovery) expense	194	8,076
Adjusted EBITDA	$36,907	$(9,633)

Contacts

Investor Relations:

investors@weedmaps.com

Media Contract:

press@weedmaps.com